UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 20, 2010
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (a) On September 20, 2010 the Registrant appointed Vincent J. Arnone as Executive Vice President, Worldwide Operations of the Registrant. Mr. Arnone’s employment with the Registrant will become effective on September 20, 2010, his hire date. Mr. Arnone’s employment is the subject of a press release issued by the Registrant on September 20, 2010.
     (b) There is no family relationship between Mr. Arnone and any director, executive officer, or person nominated or chosen by the Registrant to become a director or executive officer.
     (c) From time to time during June 2008 to September 2010 Mr. Arnone, age 47, provided independent consultant services to the Registrant; previously he had been Senior Vice President, Treasurer and Chief Financial Officer of Fuel Tech from February 2006 through May 2008; and Vice President, Treasurer and Chief Financial Officer from December 2003 to February 2006.
     (d) As compensation from the Registrant, commencing on his hire date, Mr. Arnone will receive an annual base salary of $325,000; to the extent the Registrant’s Executive Vice President, Marketing & Sales receives an actual cash payout under Fuel Tech’s 2010 Executive Officer Inventive Plan (“EOIP”) or under any other 2010 short term incentive cash bonus plan the Compensation & Nominating Committee of the Registrant approves as a substitute for or in addition to the EOIP (collectively, the “2010 EVP Payout”), Mr. Arnone shall receive in cash and in the timeframe provided for such payouts under the EOIP, a prorated lump sum amount equal to the 2010 EVP Payout (prorated from Mr. Arnone’s employment commencement date through December 31, 2010); a non-qualified stock option award, effective on and priced at the September 20, 2010 fair market value per share of the Registrant’s common stock, to acquire 40,000 shares of such stock; participation in the benefit and welfare programs offered by the Registrant to its officers from time to time; and, if his employment should be terminated involuntarily without cause within one year of a Change of Control (as such term is defined in the Registrant’s standard form of employment agreement), salary and certain benefits continuation for a period of up to one year following such termination.
     (e) Other than as stated above, there is no arrangement or understanding as to Mr. Arnone’s employment between Mr. Arnone and the Registrant, or its directors and officers. Mr. Arnone is entering into the Registrant’s standard form of employment agreement which sets forth the above elements of compensation, establishes his employment as employment at will, and provides for the protection of the Registrant’s intellectual and other property and for the assignment of inventions to the Registrant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fuel Tech, Inc. (Registrant)
Date: September 20, 2010	By:	/s/ A.G. Grigonis
Albert G. Grigonis
Vice President, General Counsel and Corporate Secretary